SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 22, 2001

Medicis Pharmaceutical Corporation

(Exact name of Registrant as Specified in Charter)

DELAWARE	0-18443	52-1574808

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8125 North Hayden Road Scottsdale, Arizona	85258-2463

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(602) 808-8800

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

Under the authority previously granted by its board of directors, Medicis Pharmaceutical Corporation has the authorization to repurchase up to $75 million of its Class A Common Stock.

In May 1999, Medicis announced that its board of directors approved a program for the repurchase of up to $75 million of the Company’s common stock in the open market or through private transactions. As previously approved, the timing and terms of the purchases have been and will continue to be determined by management based upon market conditions and corporate cash flow requirements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      A. EXHIBITS

The following exhibits are filed as part of this report.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Medicis Pharmaceutical Corporation

Date: March 22, 2001	By: /s/ Mark A. Prygocki, Sr.
Mark A. Prygocki, Sr. Chief Financial Officer, Corporate Secretary and Treasurer